Exhibit 10.8

NON-COMPETE COVENANT

This Non-Compete Covenant (“Covenant”) is being entered into _______________ by and between the undersigned senior executive or director of Western Alliance Bancorporation, a Nevada corporation (the “Company”) and the Company, and is made with reference to the following facts:

RECITALS

     A. Pursuant to a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”) entered into on July 31,2002, certain Investors, as defined therein, have agreed to purchase Common Stock and warrants of the Company, and the Company has agreed to sell such Common Stock and warrants to the Investors, on the terms and conditions set forth therein. Capitalized terms not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

     B. The undersigned either (i) serves as a senior executive and/or director of the Company or (ii) is contemplated to become a senior executive and/or director pursuant to the Purchase Agreement and the transactions contemplated thereby as of the Closing.

     C. The undersigned has and/or after the Closing will have access to business secrets and confidential information of the Company, which are proprietary to the Company. The use of such business secrets and confidential information of the Company by any of the Company’s competitors could materially and adversely impact the Company.

     D. As an inducement to the Company and the Investors to enter into the Purchase Agreement, the Investors who are contemplated to become senior executives and/or directors of the Company at the Closing have agreed to enter into this Covenant to be effective as of the Closing, and certain current senior executives and directors of the Company and a person who it is anticipated will be elected as a future director have entered into this Covenant.

     E. In consideration of the undersigned’s continued and/or future employment by the Company as a senior executive, or continued and/or future service as a director, and to facilitate the consummation of the transactions contemplated by the Purchase Agreement, the undersigned has agreed to enter into this Covenant.

     In view of the foregoing and for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned covenants and agrees with the Company as follows:

     1. Activities Subject to Covenant. Effective as of the Closing and only if the Closing occurs, and during the period the undersigned serves as a senior executive and/or director of the Company and for a period of two (2) years thereafter (the “Covenant Period”), the undersigned hereby covenants to refrain (a) within any state in which the Company or any Subsidiary is engaged in the business of banking during such period (the “Territory”) from carrying on directly or indirectly (either as a proprietor, partner, shareholder, member, officer, director, agent, employee, contractor, consultant, advisor, trustee, affiliate or otherwise) or having any interest in, the business of banking other than through the Company or any Subsidiary, (b) from soliciting for employment for an entity (other than the Company or any Subsidiary) engaged in the banking business any person then employed by the Company, or (c) from diverting or attempting to divert from the Company any business of any kind in which the Company is engaged, including, without limitation, the solicitation of or interference with any clients. Notwithstanding the foregoing, it shall not be a breach of this Covenant for the undersigned to own, as a passive investment, not more than five percent (5%) of the outstanding stock of any corporation having securities listed on the New York Stock Exchange, the American Stock Exchange, or traded on NASDAQ, that carries on activities prohibited to the undersigned hereunder.

     2. Remedy for Breach. The parties agree that, in the event of breach or threatened breach of the undersigned’s covenants herein, the damage or imminent damage to the value and the goodwill of the Company will be difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against the undersigned in the event of any breach or threatened breach of any of such covenants by the undersigned, in addition to any other relief (including money damages) available to the Company under this Covenant or under law. The undersigned agrees that the remedy at law for any breach by the undersigned of this Covenant will be inadequate and that the Company shall be entitled to injunctive relief.

     3. Severability. It is the understanding of the parties that the scope of the covenants contained herein, including as to time, geographic area and activities covered, are necessary to protect the reasonable expectations of the Company. It is the parties’ intention that these covenants be enforced to the greatest extent in time, area, and activities covered as is permitted by the law. The parties intend that the unenforceability or invalidity of any term or provision of this Covenant shall not render any other term or provision contained herein unenforceable or invalid. If the business activities, period of time or geographical area covered by this Covenant shall be deemed too extensive, then the parties intend that this Covenant be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein) as may be permissible under applicable law.

     4. Governing Law. This Covenant shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties have signed this Covenant on the date set forth on the first page of this Covenant.

[NAME]

WESTERN ALLIANCE BANCORPORATION
By:
Name:
Title: